EXHIBIT 3.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of July 8, 2015 by and between Generation Income Properties, Inc, a Maryland corporation (the “Company”) and David Sobelman (“Purchaser”).

1.          Purchase and Sale of Stock.

(a)        Sale and Purchase. On the terms and conditions set forth in this Agreement, the Company agrees to sell to Purchaser, and the Purchaser agrees to purchase from the Company, 1,000,000 shares of common stock (the “Shares”).

(b)        Consideration. The Purchaser agrees to pay $.01 for each purchased share, for a total of $10,000.

2.          Investment Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)        Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b)        Purchaser understands that the Shares has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or an exemption from such registration is available.

(c)        Purchaser understands that regardless of whether the offering and sale of Shares under this Agreement have been registered or qualified under the Securities Act or have been registered under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the purchased shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.  The Purchaser shall be restricted from the sale of Shares under this Agreement for a period of two years of the date hereof and subject to the terms of this Agreement.

(d)        The Purchaser will not sell, transfer or otherwise dispose of the purchased shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of the Shares.

(e)        Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

Stock Purchase Agreement

David Sobelman

(f)        Purchaser acknowledges that Purchaser has read all tax related sections and further acknowledges Purchaser has had an opportunity to consult Purchaser’s own tax, legal and financial advisors regarding the purchase of common stock under this Agreement.

(g)        Purchaser acknowledges and agrees that in making the decision to purchase the common stock under this Agreement, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement.

(h)        The Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the purchased shares for an indefinite period and to suffer a complete loss of his or her investment in the purchased shares.

3.          Repurchase Right. The Shares shall be subject to the terms of an Ownership Limit Waiver Agreement between the Company and the Purchaser and any such rights of repurchase shall expire (i) on or about June 15, 2017 or (ii) prior to any sale of all or substantially all of the Company’s assets, a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than the consummation of a transaction, or series of related transactions, in which significant proportions of securities are held after the transaction by the persons who hold the Company’s securities immediately before such transaction.

4.          Market Stand-Off Agreement.  In connection with any public offering by the Company of its equity securities pursuant to an effective registration or qualified offering statement, Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any common stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Shares, during the 180-day period following the effective date or qualification date for a public offering of its common stock without the prior written consent of the Company.  Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect to the foregoing provision.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s shares until the end of such period.

5.          Miscellaneous.

(a)        Notices. Notices delivered by hand, facsimile, or electronic mail shall be deemed received on the date delivered; notices delivered by certified or registered mail, return receipt requested, shall be deemed received on the date received.

(b)        Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

(c)        Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

Stock Purchase Agreement

David Sobelman

(d)        Further Execution.  The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e)        Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f)        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)        Counterparts.  This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a PDF format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original signature.

COMPANY:

Generation Income properties, Inc.

By:	/s/ David Sobelman
David Sobelman President

PURCHASER:

By:	/s/ David Sobelman
David Sobelman

Stock Purchase Agreement

David Sobelman